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As filed with the Securities and Exchange Commission on June 11, 2010

Registration No. 333-165393

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CBOE Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6200 (Primary Standard Industrial Classification Code Number)	20-5446972 (I.R.S. Employer Identification Number)

c/o Chicago Board Options Exchange, Incorporated
400 South LaSalle Street
Chicago, Illinois 60605, (312) 786-5600
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Joanne Moffic-Silver
Executive Vice President and General Counsel
Chicago Board Options Exchange, Incorporated
400 South LaSalle Street
Chicago, Illinois 60605
(312) 786-7462
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
David McCarthy Richard T. Miller Schiff Hardin LLP 233 S. Wacker Drive Chicago, Illinois 60606 (312) 258-5500	Robert E. Buckholz, Jr. Catherine M. Clarkin Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Unrestricted Common Stock, par value $0.01 per share	$390,195,000	$27,821

(1)
Includes shares of unrestricted common stock that the underwriters have the option to purchase.

(2)
Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
Previously paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        CBOE Holdings, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-165393) solely for the purpose of filing an exhibit to the Registration Statement, as amended in Item 16 of Part II. No change is made hereby to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a)    Exhibits:    Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on June 11, 2010.

CBOE HOLDINGS, INC. (Registrant)
By:	/s/ WILLIAM J. BRODSKY William J. Brodsky Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ WILLIAM J. BRODSKY William J. Brodsky	Chairman, Chief Executive Officer and Director	June 11, 2010
/s/ ALAN J. DEAN Alan J. Dean	Executive Vice President, Chief Financial Officer and Treasurer	June 11, 2010
/s/ DAVID S. REYNOLDS David S. Reynolds	Chief Accounting Officer	June 11, 2010
* Robert J. Birnbaum	Director	June 11, 2010
* James R. Boris	Director	June 11, 2010
* Mark F. Duffy	Director	June 11, 2010
* David A. Fisher	Director	June 11, 2010
* Janet P. Froetscher	Director	June 11, 2010
* Bradley G. Griffith	Director	June 11, 2010
* Paul Kepes	Director	June 11, 2010
* Stuart J. Kipnes	Director	June 11, 2010

SIGNATURE	TITLE	DATE

* Duane R. Kullberg	Director	June 11, 2010
* Benjamin R. Londergan	Director	June 11, 2010
* R. Eden Martin	Director	June 11, 2010
* Roderick A. Palmore	Director	June 11, 2010
* Susan M. Phillips	Director	June 11, 2010
* William R. Power	Director	June 11, 2010
* Samuel K. Skinner	Director	June 11, 2010
* Carole E. Stone	Director	June 11, 2010
* Howard L. Stone	Director	June 11, 2010
* Eugene S. Sunshine	Director	June 11, 2010

*By:	/s/ WILLIAM J. BRODSKY Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number	Description
1	Form of Underwriting Agreement*
3.1
Amended and Restated Certificate of Incorporation of CBOE Holdings, Inc. (incorporated by reference to Annex C to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
3.2	Amended and Restated Bylaws of CBOE Holdings, Inc. (incorporated by reference to Annex D to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
5	Opinion of Schiff Hardin LLP as to legality of the securities being registered*
10.1
Restated License Agreement, dated November 1, 1994, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of McGraw-Hill, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**
10.2
Amendment No. 1 to the Restated License Agreement, dated January 15, 1995, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of McGraw-Hill, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**
10.3
Amendment No. 2 to the Restated License Agreement, dated April 1, 1998, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of The McGraw-Hill Companies, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant) **
10.4
Amendment No. 3 to the Restated License Agreement, dated July 28, 2000, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of The McGraw-Hill Companies, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant) **
10.5
Amendment No. 4 to the Restated License Agreement, dated October 27, 2000, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of The McGraw-Hill Companies, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant) **
10.6
Amendment No. 5 to the Restated License Agreement, dated March 1, 2003, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of The McGraw-Hill Companies, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant) **
10.7
Amended and Restated Amendment No. 6 to the Restated License Agreement, dated February 24, 2009, by and between Standard & Poor's Financial Services LLC and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**

Exhibit Number	Description
10.8	Amended and Restated Amendment No. 7 to the Restated License Agreement, dated February 24, 2009, by and between Standard & Poor's Financial Services LLC and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**
10.9
Amendment No. 8 to the Restated License Agreement, dated January 9, 2005, by and between Standard & Poor's Financial Services LLC (as successor-in-interest to Standard & Poor's, a division of The McGraw-Hill Companies, Inc.) and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant) **
10.10
Amendment No. 10 to the Restated License Agreement, dated June 19, 2009, by and between Standard & Poor's Financial Services LLC and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**
10.11
Chicago Board Options Exchange, Incorporated Executive Retirement Plan (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.12
Chicago Board Options Exchange, Incorporated Supplemental Retirement Plan (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.13
Chicago Board Options Exchange, Incorporated Deferred Compensation Plan for Officers (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.14
Amended and Restated Employment Agreement, effective December 31, 2009, by and between the Chicago Board Options Exchange, Incorporated and William J. Brodsky (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.15
Amended and Restated Employment Agreement, effective December 31, 2009, by and between the Chicago Board Options Exchange, Incorporated and Edward J. Joyce (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.16
Amended and Restated Employment Agreement, effective December 31, 2008, by and between the Chicago Board Options Exchange, Incorporated and Richard G. DuFour (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.17
Amended and Restated Employment Agreement, effective December 31, 2009, by and between the Chicago Board Options Exchange, Incorporated and Edward T. Tilly (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.18
Amended and Restated Letter of Agreement, effective December 31, 2008, by and between the Chicago Board Options Exchange, Incorporated and Alan J. Dean (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
10.19
Credit Agreement, dated as of December 23, 2008, among Chicago Board Options Exchange, Incorporated, CBOE Holdings, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)

Exhibit Number	Description
10.20	Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan
10.21
Amended and Restated License Agreement, dated September 29, 2006, by and between Dow Jones & Company, Inc. and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)**
10.22
Amendment No. 11 to the Restated License Agreement, dated as of April 29, 2010, by and between Standard & Poor's Financial Services LLC and the Chicago Board Options Exchange, Incorporated (incorporated by reference to Exhibit 10 to the Registrant's Form 8-K filed on May 11, 2010)
21	Subsidiaries of CBOE Holdings, Inc. (incorporated by reference to Exhibit 21 to the Registration Statement on Form S-4 (Registration No. 333-140574) of the Registrant)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)
24	Powers of Attorney*

*
Previously filed.

**
Portions of these documents have been omitted and filed separately with the SEC pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX